EXHIBIT 10.1

1995 Stock Option Plan (as amended to date)

REPUBLIC BANCORP, INC.

1995 STOCK OPTION PLAN

(as amended as of April 10, 2003)

(all share amounts have been adjusted for stock splits and stock dividends through March 19, 2004)

Section 1 — PURPOSE.

The purpose of the 1995 Stock Option Plan (the “Plan”) is to promote the interests of Republic Bancorp, Inc. (the “Company”), and its shareholders by providing a means to attract, retrain and motivate employees of the Company and its subsidiaries, and to encourage stock ownership in the Company by such employees and provide them with a means to acquire a proprietary interest in the Company.

The stock options provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations, and the size and diversity of its business.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1           “Bank” shall mean Republic Bank & Trust Company.

2.2           “Board of Directors” shall mean the Board of Directors of the Company.

2.3           “Change of Control” of the Company shall mean (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company or the Bank representing a greater percentage of the combined voting power of the Company’s or Bank’s then outstanding stock, than the Trager Family Members as a group; (ii) an event or series of events which have the effect of decreasing the Trager Family Members’ percentage ownership of the combined voting power of the Company’s or Bank’s then outstanding stock to less than 25%; or (iii) the business of the Company or Bank is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.  A Change in Control shall also be deemed to occur if (i) the Company or Bank enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which have consummated would constitute a Change in Control, (iii) the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Plan has occurred.  For purposes of this paragraph, “Trager Family Member” shall mean Bernard M. Trager, Jean S. Trager and any of their lineal descendants, and any corporation, partnership, limited liability company or trust the majority owners or beneficiaries of which are directly or indirectly through another entity, Bernard M. Trager, Jean S. Trager, or one or more of their lineal descendants.

2.4           “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

2.5           “Committee” shall mean the Compensation/Human Resources Committee appointed by the Board of Directors.

2.6           “Company” shall mean Republic Bancorp, Inc.

2.7           “Disability” shall mean permanent disability within the meaning of Section 22(e)(3) of the Code.  The determination of the Committee or any question involving disability shall be conclusive and binding.

2.8           “Employee” shall mean an employee of the Company or any of its Subsidiaries who has been designated by the Chairman of the Board of Directors and approved by the Committee, under the criteria in Section 5, as eligible to participate in the Plan.

2.9           “Fair Market Value” shall have the meaning specified in Section 6.2.

2.10         “Incentive Stock Option” shall mean an option to purchase Stock granted under Section 6.2 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.11         “Nonqualified Stock Option” shall mean an option to purchase Stock granted under Section 6.2 of the Plan which is not intended to be an Incentive Stock Option.

2.12         “Option” shall mean an Incentive Stock Option or a nonqualified Stock Option.

2.13         “Option Period” shall mean the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Stock Option Agreement.

2.14         “Optionee” shall mean an Employee who has been granted an option to purchase shares of Stock under the provisions of the Plan.

2.15         “Plan” shall mean this Republic Bancorp, Inc. 1995 Stock Option Plan.

2.16         “Stock” shall mean the Company’s voting common stock of no par value.

2.17         “Stock Option Agreement” shall mean an agreement between an Optionee and the Company covering the specific terms and conditions of an Option.

2.18         “Subsidiary” or “Subsidiaries” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

2.19         “Termination of Employment” shall be deemed to have occurred at the close of business on the last day on which an employee is carried as an active employee on the records of the Company or any of its Subsidiaries.  The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee.

Section 3 — STOCK SUBJECT TO PLAN

3.1           AUTHORIZED STOCK.  Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Option under the Plan shall not exceed 3,570,000 shares of Class A Common Stock and 210,000 Shares of Class B Common Stock.  Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Upon approval by the Board of Directors, the Company may from time to time acquire shares of Stock on the open market upon such terms as it deems appropriate for reserve in connection with exercises hereunder.

3.2           EFFECT OF EXPIRATIONS.  If any Option granted under the Plan expires or terminates without exercise, the Stock no longer subject to such Option shall be available to be re-awarded under the Plan.

3.3           ADJUSTMENTS IN AUTHORIZED SHARES.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of share subject to outstanding Options; provided that the number of shares subject to any Option shall always be a whole number.  Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code.  If the Company shall at any time merge or consolidate with or into another corporation or association, each Optionee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option.  A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

Section 4 — ADMINISTRATION

4.1           THE COMMITTEE.  The Plan shall be administered by the Committee.

4.2           AUTHORITY OF THE COMMITTEE.  Subject to the provisions of the Plan and upon the submission or request of the Chairman of the Board of Directors, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) to establish, amend or waive rules and for its administration; (iii) to determine and accelerate exercisability of any Option;  (iv) to correct inconsistencies in the Plan or in any Stock Option Agreement, or any other instrument relating to an Option; and (v) subject to the provisions of Section 8 to amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, adversely affect the rights of such person or persons.  Nothing in this Section 4.2 shall be construed to give the Committee member the authority to select any Committee as a person to whom stock may be allocated pursuant to this Plan, or to determine the number or maximum number of shares of Stock which may be allocated to any Committee member.

4.3           SELECTION OF EMPLOYEE PARTICIPANTS.  The Chairman of the Board of Directors shall recommend the Employees to whom Options should be granted and the number of such Options, and the Committee shall have the authority to approve such grants.

4.4           DECISIONS BINDING.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Optionees and their estates and beneficiaries.

4.5           DELEGATION OF CERTAIN RESPONSIBILITIES.  The Committee may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Section 4; provided, however, that no such delegation by the Committee shall be made with respect to the administration of the Plan as its affects officers or directors of the Company and provided further that the Committee may not delegate its authority to correct inconsistencies in the Plan.  The Committee may delegate to the Chairman of the Company its authority under this Section 4 to grant Options to Employees who are not officers or directors of the Company.  All authority delegated by the Committee under this Section 4.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

4.6           PROCEDURES OF THE COMMITTEE.  All determinations of the Committee shall be made by not less than a majority of its members present at a meeting (in person or otherwise) at which a quorum is present, or by unanimous written consent.  A majority of the entire Committee shall constitute a quorum for the transaction of business.  To the fullest extent permitted by law, no member of the Committee shall be liable, and the Company shall indemnify each Committee member, for any act or omission with respect to his services on the Committee.  Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement for services on the Committee to the same extent as for services as directors of the Company.

4.7           STOCK OPTION AGREEMENTS.  Each Option under the Plan shall be evidenced by a Stock Option Agreement which shall be signed by the Chairman of the Board and by the Optionee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases.  Any Stock Option Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented, as well as the terms of the original Stock

Option Agreement, are not inconsistent with the provisions of the Plan.  An Employee who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Employee has executed a Stock Option Agreement or other instrument evidencing the Option and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Option.

4.8           STOCK AWARDS.  Awards of Stock may be made to Employees (“Stock Awards”) with or without other payments therefor as additional compensation for services to the Company.  Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate.  The Committee may issue restricted or unrestricted Stock Awards to employees in its sole discretion.  The Committee will specify in a stock grant agreement the manner in which a restricted Stock Award will vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the Stock may be subject.  A recipient of a Stock Award will have immediate right of ownership in the shares of Stock, including the right to vote the shares and the right to receive dividends with respect to the shares.

Section 5 — ELIGIBILITY

Employees of the Company and its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Company and its Subsidiaries are eligible to receive Options.

Section 6 — GRANT OF OPTIONS

6.1           GENERAL. Any Option granted to an Employee may be made either alone or in conjunction with any other type of Option which may be granted under the Plan.

6.2           OPTION PRICE.  The purchase price per share of Stock covered by an option shall be determined by the Committee but shall not be less than 100% of the fair market value (the “Fair Market Value”) of such Stock on the date the Option is granted.  The Fair Market Value shall be determined by the Committee in its sole discretion, provided that, if the Company’s Stock is publicly traded on an established securities market, the Fair Market Value shall be the closing market price of the Company’s Stock as reported on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant.  An Incentive Stock Option granted to any person who, at the time the Option is granted, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

6.3           OPTION PERIOD.  The Option Period shall be determined by the Committee, but no Option shall be exercisable later than ten years from the date of grant.  Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the date of grant.  No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

6.4           LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS.  The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Optionee’s Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company, any Subsidiary or any parent corporation) shall not exceed $100,000.  Options or portions of Options exercisable as a result of acceleration under Section 10.8 in excess of the $100,000 limit described herein shall be treated as a Nonqualified Stock Option for tax purposes.

6.5           NONTRANSFERABILITY OF OPTIONS.  No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee’s lifetime, only by the Optionee.

Section 7 — EXERCISE OF OPTIONS

7.1           EXERCISABILTY.  An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in Section 7.

7.2           METHOD OF EXERCISE.  To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares to be purchased.  Such notice shall be accompanied either by payment in full in cash for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 11.  If permitted by the Committee, in its sole discretion, payment in full or in part may by made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or by any combination of cash or shares.  No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2.

7.3           TERMINATION OF EMPLOYMENT BY EMPLOYEE.  After an Employee’s Termination of Employment, an Option may not be exercised, except as may be specifically allowed in the applicable Stock Option Agreement upon death or Disability but in no event after the expiration date of the Option as specified in the applicable Stock Option Agreement.  Except to the extent shorter periods are provided in the Stock Option Agreement by the Committee, an Employee’s right to exercise an Incentive Stock Option shall terminate (i) at the expiration of one year in the event of Disability of the Employee, or (ii) at the expiration of one year after the Employee’s death, if the Employee’s Termination of Employment occurs by reason of death or Disability; any Option exercised after death may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

Section 8 - AMENDMENTS AND TERMINATION

8.1           AMENDMENTS AND TERMINATION.  The Board of Directors may terminate, suspend, amend or alter the Plan, but no action of directors may:

(a)  Impair or adversely affect the rights of an Optionee under an Option theretofore granted, without the Optionee’s consent; or,

(b)  Without the approval of the shareholders:

(i)      Increase the total amount of Stock which may be delivered under the Plan except as is provided in Section 3 of the Plan;

(ii)     Decrease the option price of any Option to less than the option price on the date the Option was granted;

(iii)    Extend the maximum Option Period, or

(iv)    Extend the period during which Options may be granted, as specified in Section 13.

8.2           CONDITIONS ON OPTIONS.  In granting an Option, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Option is subject to the surrender for cancellation of any or all outstanding Options held by the Optionee.  Any new Option made under this section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Option.

8.3           SELECTIVE AMENDMENTS.  Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Optionees.

Section 9 - RESTRICTION ON TRANSFER

9.1           RESTRICTION ON TRANSFER.  No Optionee shall sell, assign, transfer or otherwise dispose of any of his Option Stock for (i) at least 12 months following exercise of the Option, or (ii) before his death or Disability if such event occur sooner, and thereafter not until (a) he has received a bona fide written offer to buy the Option Stock and has delivered to the Company an irrevocable written offer to sell any such shares of Option Stock at any time within 60 days after delivery of the offer and at a price per share equal to the bona fide offer, and (b) the Company shall have failed to accept such offer within the 60-day period.  To accept the offer, the Company shall deliver notice of its acceptance of its offer with 60 days after delivery of offer. Payment for the Option Stock shall be made as provided in Section 9.4.  The restrictions imposed by this Section 9.1 shall not apply to the transfer by operation of law to a deceased Optionee’s personal representative or to persons who acquire the Option Stock by bequest or inheritance (the “Heir”), but shall apply to the Option Stock further transferred by that personal representative or Heir.

9.2           DEATH OR DISABILITY.  With respect to any Option Stock acquired by exercise of an Option after the Optionee’s death or Disability, the personal representative or Heir shall sell his Option Stock and the Company shall purchase his Option Stock at a price per share equal to Book Value divided by the total number of shares of Stock outstanding as of the date Book Value is determined.  Payment for the Option Stock shall be made as provided in Section 9.4. For purposes of this paragraph, “Book Value” shall be determined as of the end of the month preceding the date of sale as determined on the regular books of account of the Company.

9.3           EFFECT OF A CHANGE IN CONTROL.  If a Change in Control occurs as a result of the sale of securities of the Company or Bank for cash, the purchase price in Section 9.2 shall be the greater of Fair Market Value, or the case sale price per share of stock involved in the Change in Control transaction.  If the Option Stock is converted into the stock of another entity, or otherwise becomes readily tradable on a public securities market, the Optionee shall not be bound to sell his Option Stock under these stock restrictions and the right of first refusal and restriction on transfer in Section 9.1 shall no longer apply and neither the Optionee nor the Company shall be bound thereby.

9.4           PAYMENT FOR OPTION STOCK.  The Company hall make payment in cash for any Option Stock that it purchases pursuant to this Section 9 within 30 days after the date when the Company delivers notice of its acceptance of the offer made pursuant to Section 9.1, or six months after the death or Disability that triggers purchases pursuant to Section 9.2.  The Optionee or personal representative shall surrender certificates representing the offered Option Stock at the time the Company makes such payment.

9.5           RESTRICTION ON PLEDGE.  No Optionee shall, without the prior written consent of the Company, pledge, mortgage or otherwise encumber any of his Option Stock.

Section 10 - GENERAL PROVISIONS

10.1         UNFUNDED STATUS OF PLAN.  The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Optionee, any rights that are greater than those of a general creditor of the Company.

10.2         TRANSFERS, LEAVES OF ABSENCE AND OTHER CHANGES IN EMPLOYMENT STATUS.  For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Company, shall not be deemed a Termination of Employment.  The Committee, in its sole discretion subject to the terms of the Stock Option Agreement, shall determine the disposition of all Options made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

10.3         DISTRIBUTION OF STOCK -SECURITIES RESTRICTIONS.  The Committee may require Optionees receiving Stock pursuant to any Option under the Plan to represent to and agree with the Company in writing that the Optionee is acquiring the shares for investment without a view to distribution thereof.  No shares shall be issued or transferred pursuant to an Option unless such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Company’s shares may then be listed.  The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

10.4         ASSIGNMENT PROHIBITED.  Subject to the provisions of the Plan and the Stock Option Agreement, no Option shall be assigned, transferred, pledged or otherwise encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee.  Options shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option or Option Stock contrary to the provisions of the Plan, or the levy of any process upon an Option or Option Stock, shall be null, void and without effect.

10.5         OTHER COMPENSATION PLANS.  Nothing contained in the Plan shall prevent the Company or the Bank from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

10.6         AUTHORITY LIMITED TO COMMITTEE.  No person shall at any time have any right to receive an Option hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Option or to make any representation or warranty with respect thereto, except as granted by the Committee.  Optionees shall have no rights in respect to any Option except as set forth in the Plan and the applicable Stock Option Agreement.

10.7         NO RIGHT TO EMPLOYMENT.  Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board of Directors or the Committee under the Plan or any Stock Option Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

10.8         CHANGE OF CONTROL.  In the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms.

10.9         OPTION PERIOD.  No Option granted under the Plan shall be exercisable or payable more than 10 years from the date of grant.

10.10       NOT A SHAREHOLDER.  The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

Section 11 - TAXES

11.1         TAX WITHHOLDING.  All Optionees shall make arrangements satisfactory to the Committee to pay to the Company, at the time of exercise in the case of a Nonqualified Stock Option, any federal, state or local taxes required to be withheld with respect to such shares.  If such Optionee shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

11.2         SHARE WITHHOLDING.  If permitted by the Committee, the withholding obligation may be satisfied by the Company retaining shares of Stock with a fair market value equal to the amount required to be withheld.

Section 12 - EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the Board of Directors adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board of Directors, which vote shall be taken within 12 months of the Effective Date; provided, however, that Options may be granted before obtaining shareholder approval of the Plan, but any such Options shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

Section 13 - TERM OF PLAN

Unless terminated earlier by the Board of Directors, no Option shall be granted under the Plan more than ten years after the Effective Date as defined in Section 12.